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                             LICENSE AGREEMENT


     THIS AGREEMENT is entered into and effective as of February 26, 1997 ("Effective Date"), by and between Taiwan Semiconductor Manufacturing Co., Ltd. ("TSMC"), a company duly incorporated under the laws of the Republic of China, having its principal place of business at No. 121, Park Avenue 3, Science Based Industrial Park, Hsinchu, Taiwan, ROC, and Silicon Storage Technology, Inc. ("SST"), a company duly incorporated under the laws of California, having its principal place of business at 1171 Sonora Court, Sunnyvale, California 94086.

WHEREAS, SST has designed and developed SST Technology (as defined hereinafter),

WHEREAS, SST is the owner of SST Intellectual Property Rights (as defined hereinafter),

WHEREAS, TSMC desires to obtain from SST a non-exclusive, personal, non-transferable, world-wide license to use, make, have made, sell, and distribute the products containing SST Technology and to sublicense TSMC's customers for the right to design such products; SST agrees to grant to TSMC such non-exclusive, world-wide license to TSMC in accordance with the terms and conditions set forth in this Agreement,

WHEREAS, SST's grant of right to TSMC to sublicense to TSMC's customers shall be limited to offering of the Embedded Flash (as defined hereinafter) manufactured by and for TSMC, and such right prohibit transfer of technology, or any part of SST Intellectual Property Rights to any third party.

NOW THEREFORE, the parties hereto agree as follows:

I. DEFINITIONS

1.1 "SST Intellectual Property Rights" shall mean all patents, mask work rights, copyright and trade secrets subsisting in or covering the SST Technology for single bit per cell flash memory, which are owned by SST or to which SST has the right to license as granted herein, now or hereafter during the term of this Agreement. SST Intellectual Property Rights include, but not limited to, patents covering flash cell and memory circuits and memory array architecture, process, design rule and physical layout therefore, masks work right in the layout of the flash cells and memory circuits, copyright in the netlist, and confidential information in cell design layout, design rule and process flow, and cell and memory array architecture.



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1.2  "Embedded Flash" shall mean a product, other than a standalone memory device, having a single bit per cell flash memory, manufactured by or have-made for TSMC, in which portion of SST Intellectual Property Right is used.


1.3 "Wafer Price" shall mean the price of the wafer charged by TSMC, net of insurance fees, duties and taxes, masks charges, transportation and handling charges. This price shall include back-lapping.


1.4  "SST Technology" shall mean [  *  ]


II. SCOPE OF LICENSE

2.1 SST hereby grants to TSMC a world-wide, non-exclusive, personal non-transferable license for the right to sublicense others to use the SST Intellectual Property Rights to design Embedded Flash, and for TSMC to make and have made such designed Embedded Flash, and to sell or distribute such made Embedded Flash to TSMC customers

2.2 TSMC agrees to enter into a non-disclosure agreement with each sublicensee, to maintain in confidence the SST Intellectual Property Rights. The right to enforce the non-disclosure agreement is assigned to SST.

2.3 SST shall deliver the material set for in Exhibit A to TSMC. SST shall render assistance and training necessary for TSMC in implementation and use of the material as set forth in Exhibit A and shall provide relevant services and documents. Any customization, modifications, availability schedule and other factors which have not been jointly defined and specified in Exhibit A, shall be discussed in good faith and planned with mutual agreement.

2.4 The "have-made" right granted herein shall be limited to wafer manufacturing at TSMC affiliates of which TSMC owns or control at least 25% of interests. In the event the "have made" right is to be used, TSMC shall inform SST of such intention in advance.


III. CONSIDERATION AND MUTUAL SUPPORT

3.1  In consideration of the License granted herein, TSMC shall pay to
     SST:


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Royalties:  [  *  ]











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     [ * ]

3.2 In consideration of the license granted in Section II, subject to the royalties payments of Sub-Section 3.1, the relationship established with TSMC in accordance with the spirit of this Agreement, although unique at present, is viewed as most favorable. SST agrees to assure and uphold TSMC as the most favorable licensee in respect of SST's grant of a license having the same total consideration. SST shall keep TSMC informed of any license or agreement which grants more favorable condition than that of the license and adjust status of TSMC in compliance of this Section. TSMC has the right to appoint an internationally renown accounting firm to audit the license and license agreements SST grants to third parties no more than once a year. Such accounting firm can only report to TSMC if SST has treated TSMC as the most favorable licensee.

3.3 In consideration of the license granted herein, TSMC shall provide SST's forecast wafer requirement as agreed to by the parties, in the annual plan. [ * ]

3.4  The wafer price used for calculation of the Royalties shall be [  *  ]

3.5 Royalties payment shall be made quarterly within thirty (30) days at net thirty (30) days term after the close of every calendar quarter. The calculation of the Royalties payment shall be based on the actual payment received by TSMC, payment by SST on products containing the Embedded Flash excluded, during the particular calendar quarter. SST has the right to appoint an internationally renown accounting firm to audit the sales record of TSMC and the "have made" facilities of TSMC generated from manufacturing of the Embedded Flash no more than once a year. Such accounting firm can only report to SST if TSMC or its "have

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     made" licenses has made sufficient Royalties payment. The Royalties payment shall be subject to withholding tax and custom duty, and TSMC has the right to withhold taxes as required by the laws of Republic of China. In the event refund of the withholding tax can be claimed, TSMC will conduct application for refund with the assistance of SST. [ * ] In the event a TSMC customer is an existing licensee of SST, TSMC agrees to [ * ], in addition to the Royalties payment and report.

3.6 SST shall provide support and consultation, including support in developing test method and tools needed for use by TSMC, and technical support in implementation thereof. SST shall provide TSMC with consultation support in the back end production of Embedded Flash, including but not limited to, characterization, yield/performance improvement, production, testing and application. Technical assistance provided by SST shall be reasonably sufficient to demonstrate and explain practical use and operation of the License granted herewith, and to reasonably permit TSMC to make full use thereof. Such assistance shall be performed by qualified SST technical staff, knowledgeable in SST Technology. TSMC's use of consultation support, training and other technical assistance shall be reasonable. TSMC may generate material and discussion for internal training to carry the know-how in relation to the License forward, such material shall be subject to proprietary treatment of Article (V).

IV. MODIFICATION AND IMPROVEMENT

4.1 Title to all intellectual property rights relating to invention(s) or improvement(s) to SST Technology arising from the joint efforts of TSMC or TSMC customers or TSMC "have made" affiliates and SST under this Agreement shall be jointly owned by TSMC and SST, and all expenses incurred in obtaining and maintaining such rights shall be equally shared by both parties hereto. Subject to the limitation on TSMC's sublicense under the Agreement, either party has the right to license such joint work to third parties. In case either party elects not to seek or maintain legal protection for any such invention or improvement in any particular country or territory, the other party shall have the right to seek protection at its sole expenses and for its sole benefit and shall have full control over the prosecution and maintenance thereof, provided that such other party shall grant to the other party a royalty free license to use such invention(s) or improvement(s). Any modification and improvement to the joint work as set forth herein made by sole efforts of a party after the termination or expiration of this Agreement shall be solely owned by such party.


4.2 TSMC and TSMC's customers shall have the right to modify or improve the License. Title to any intellectual property right relating to such modifications or


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     improvements made by sole efforts of TSMC or TSMC customers shall be solely owned by TSMC. TSMC will notify SST of any modifications and improvements promptly upon use thereof and SST shall have the right to royalty free, personal, unrestricted use of such intellectual property right, improvements and modifications without the right to transfer to third parties the modification or improvement owned by TSMC.

V. PROPRIETARY INFORMATION

5.1 The term "Proprietary Information" shall mean any information controlled by a party hereto identified as proprietary and/or confidential and disclosed to the other party according to this Agreement. Written Proprietary Information shall be clearly marked "CONFIDENTIAL" or "PROPRIETARY". All oral disclosures of Proprietary Information shall be identified as such prior to disclosure and confirmed in writing, or email, by the disclosing party within thirty (30) days of the oral disclosure. In case of disagreement, the receiving party must make a written objection thereto within thirty (30) days after receipt of the information. The Proprietary Information shall not include information that: (1) is now or subsequently in the public domain or otherwise becomes available to the public other than by breach of this Agreement by the receiving party; (2) has been rightfully in the receiving party's possession prior to receipt from the disclosing party; (3) is rightfully received by the receiving party from a third party; and (4) is independently developed by the receiving party without use of any proprietary information or trade secrets of disclosure, and is authorized by the disclosing party to be disclosed or released.

5.2 Except that TSMC exercises its license and rights hereunder, both parties agree to maintain Proprietary Information in confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees or TSMC customers who have a reasonable need to know the same, and not to release or disclose it to any third party, without the prior written consent of the disclosing party.

5.3 All Proprietary Information and any copies thereof shall remain the property of the disclosing party. Upon expiration or termination of this Agreement, the receiving party shall return the original and all copies of tangible Proprietary Information at the request of the disclosing party.

5.4 This Section shall survive the termination or expiration of this Agreement for a period of five (5) years.

5.5 The terms and conditions of the Non-disclosure Agreement dated February 1, 1996 between the parties shall remain effective. In the event the terms and conditions conflicts with this Agreement, this Agreement shall prevail.

                                                                       6

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VI. WARRANTY

6.1 SST warrants and represents that the it has the right and authority to convey and grant the License as set forth herein.

6.2 SST agrees to indemnify, hold harmless and defend TSMC from and against any and all equitable actions, damages, costs and expenses incurred by TSMC in connection with a claim which, if true, would constitute a breach of SST's warranty set forth under Sub-Section 6.1 hereof, provided SST has been given prompt notification and reasonable assistance from TSMC, and SST has sole control over legal action.

6.3 Neither party shall be liable to the other for any incidental, indirect or consequential damages arising out of or in connection with this Agreement. In no event shall either party be liable to the other for damages, in the aggregate, greater than [ * ]. Furthermore, TSMC agrees to hold SST harmless from any cause of action arising out of, as a result of, or in connection with, any dispute between TSMC and its customers, except to the extent such dispute arises from a breach by SST of its contractual obligation to TSMC under this Agreement, including a breach by SST of its warranty under Sub-Section 6.1, and provided that SST fulfills its obligation under Sub-Section 6.2.

6.4 TSMC shall have the sole liability and responsibility for the exploitation of the modifications and improvements it or its customer made pursuant to Sub-Section 4.2. TSMC shall defend SST, and indemnify it and hold it harmless from any breach of this obligation.

VII. TERM AND TERMINATION

7.1 This Agreement shall remain in full force and effect for five (5) years. Thereafter, so long as neither party is in breach of this Agreement, this Agreement will continue year to year unless either party notifies the other, in writing, of a request for non-renewal at least one year prior to the expiration of the original or renewed term of the Agreement. Upon termination, all tangible Proprietary Information shall be returned or destroyed according to the instruction of the disclosing party.

7.2  This Agreement may be terminated by either party if the other party
     (1) breaches any material provision of this Agreement and does not cure or remedy such breach within thirty (30) days after receipt of the notice of breach from the other party; (2) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition


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      for the benefit of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing. Termination of this Agreement shall be effective 30 days after issuance of a written notice of termination to the other party by the non-defaulting party. In the event SST becomes bankrupt, or a trustee is otherwise appointed for SST, TSMC shall have the right to maintain the rights and licenses provided for in this Agreement, provided it continues to make the royalty payments provided for herein.

7.3 After effective termination of this Agreement by either party in accordance with Section VII hereof, TSMC shall cease and desist all use of the License except for the performance of its obligations to customers which are incurred before termination of this Agreement. The obligation and duties of both parties under this Agreement for existing products at the time of termination shall survive the termination of this Agreement.

7.4 The termination of the license granted under this Agreement, by expiration or otherwise, shall not release TSMC from any of its obligations or liabilities therefore incurred, or rescind or give any rights to rescind, anything done or any payment made or other consideration given therefore to SST under this Agreement, provided that TSMC will have such rights, under such license, after any such termination or expiration, as are necessary for TSMC to (a) supply replacement products for any defective Embedded Flash units sold by TSMC on or prior to the date of such termination or expiration, and (b) supply Embedded Flash products under, and pursuant to the terms of, commitments of TSMC to third parties, for a period of one year thereafter, and (c) to dispose of inventory of Embedded Flash products under TSMC's control as of the date of such supply Embedded Flash products to new product design. TSMC will provide SST a statement of inventory at this point in time, as well as an estimate of time required to dispose of said inventory. TSMC shall cause to be issued an irrevocable letter of credit issued by a commercial bank equal to the amount of royalty based upon the inventory. TSMC will fulfill all royalty obligations for material described in (a), (b) and (c). No failure or delay on the part of SST in exercising its right to terminate for any one or more default shall be construed to prejudice its rights of termination for such or for any other or subsequent default.

VIII. MISCELLANEOUS

8.1 Neither party shall be responsible for any failure to perform under this Agreement if such failure is caused by unforseen circumstances or due to causes beyond its control, including but not limited to acts of God, riot, labor stoppages, acts of civil and military authorities, fire, floods or accidents.

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8.2  This Agreement shall be governed by and construed in accordance with the laws of the state of California. In the event of any dispute arising out of or in connection with this Agreement which cannot be amicably settled by the parties hereto, the parties agree to submit any such dispute to binding arbitration to be conducted in San Francisco, California in accordance with the then prevailing rules for the commercial arbitration of American Arbitration Association and the decision of the arbitration panel shall be final and binding and may be entered as a judgment by a court of competent jurisdiction. All information relating to or disclosed by any party in connection with the arbitration shall be treated by the parties and the arbitration panel as confidential information and no disclosure of such information shall be made by either party or the arbitration panel without the prior written consent of the disclosing party.

8.3 No modification, alteration or amendment of this Agreement shall be effective unless in writing and duly signed by both parties. The terms and conditions of this Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all previous communication, agreement, understanding, whether oral or written, between the parties regarding the same.

8.4 No waiver of any breach or failure by either party to enforce any provision of this Agreement shall be deemed a waiver of any other or subsequent breach or a waiver of future enforcement of that or any other provision.

8.5 TSMC and SST shall schedule management review meetings a minimum of twice a year to access the progress of the relationship, deal with any unresolved problems, and develop strategic plans for continued joint effort. Specific areas of discussion are to include:
     1) [ * ] 2) process changes and improvements; 3) flash and embedded flash technology roadmap planning; 4) other topics as required and proposed by either party toward the continued achievement of the business objectives represented by this Agreement.

8.6 Neither party can assign this Agreement without the prior written consent of the other party.

8.7 Any notice between the parties shall be made, by fax or mail, to the correspondent as follows:


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To TSMC:

Mr. Sam Chu
121 Park Ave. III
Science-Based Industrial Park                  Tel: 886/3-578-0221 x.2456
Hsinchu, Taiwan, ROC                           Fax: 886/3-578-4450




To SST:

Mr. Sohrab Kianian/Mr. Yaw-Wen Hu
1171 Sonora Court
Sunnyvale, CA 94086                            Tel: 408/735-9110
USA                                            Fax: 408/735-9136


8.8 In the event TSMC finds a design provided by third parties for production by TSMC which contains SST Technology without a license from SST nor TSMC, TSMC shall promptly notify SST.













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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate on their behalf by their duly authorized officers and representatives on the date given above.

Taiwan Semiconductor                       Silicon Storage Technology, Inc.
Manufacturing Co., Ltd

/s/ Don Brooks                             /s/ Bing Yeh
----------------------------------         ----------------------------------
Signature                                  Signature

Mr. Don Brooks, President                  Mr. Bing Yeh, President
----------------------------------         ----------------------------------
Name & Title                               Name & Title

    2/26/97                                    2/26/97
----------------------------------         ----------------------------------
Date                                       Date















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                                  Exhibit A

1)  The engineering deliverables from SST to TSMC
-------------------------------------------------
    1.1) The macrocell block according to the configuration defined in paragraph (2)

    1.2)   Documentation and training material as outlined in paragraph (3)

2)  Macrocell blocks
--------------------

    [  *  ]














3)  Documentation and material for training
-------------------------------------------
Following documentation shall be compiled during the training period relevant to the macrocell block defined in Paragraph (2), and they shall be delivered at conclusion of the training period.

    [  *  ]



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    [  *  ]



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